UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2019

PotlatchDeltic Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-32729	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 W. First Avenue, Suite 1600, Spokane, Washington		99201
(Address of Principal Executive Offices)		(Zip Code)

(509) 835-1500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PCH	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 (e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 24, 2019, the Executive Compensation and Personnel Policies Committee of the Board of Directors of PotlatchDeltic Corporation, a Delaware corporation (the “Company”), approved the grant of restricted stock units under the Company’s 2019 Long Term Incentive Plan (the “Award”), to Eric J. Cremers, President and Chief Operating Officer of the Company, in view of Mr. Cremers’ development and contributions as President and COO, and to incentivize him to remain in the employ of the Company and continue his professional development as part of the Company’s management succession planning. The Award, which has a target value of $1 million, provides Mr. Cremers the opportunity to earn 24,467 shares of PotlatchDeltic Common Stock based on the closing price of the stock on the date of grant.

The Award is subject to time vesting and will be earned only if Mr. Cremers remains employed with the Company through September 24, 2022.  Shares issued upon vesting of the Award may not be sold or otherwise transferred by Mr. Cremers for a period of one year after vesting. The Award will become 100% vested if a “change in control” of the Company occurs and within one month prior to or two years after the change in control that is at least six months following the grant date, Mr. Cremer’s employment is terminated by the Company without “cause” or by him for “good reason.” In the event of Mr. Cremers’ death or disability (but not retirement), Mr. Cremers will be entitled to a prorated number of the shares subject to the Award based on the number of completed calendar months he is employed during the vesting period. The terms “change in control,” “cause” and “good reason” are as defined in the Company’s current form of Restricted Stock Unit Award Agreement. Mr. Cremer’s award is otherwise subject to the other terms of the Company’s current form of Restricted Stock Unit Award Agreement, as modified to reflect the terms of the Award.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PotlatchDeltic Corporation

Date: September 25, 2019	By:	/s/ Michele Tyler
Michele Tyler
Vice President, General Counsel and Corporate Secretary

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